UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Indiana	001-36110	34-1755769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

On June 9, 2026, Simon Property Group, L.P. (the “Operating Partnership”) and its indirect subsidiary, Simon Global Development B.V., incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) registered with the Dutch Trade Register of the Chamber of Commerce (the “Issuer”), entered into a subscription agreement (the “Subscription Agreement”) with Barclays Bank PLC, BNP PARIBAS, Société Générale, Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., ING Bank N.V., Landesbank Baden-Württemberg and Natixis (collectively, the “Managers”), in connection with the offering of €500 million aggregate principal amount of the Issuer’s 3.650% guaranteed notes due 2031 (the “Notes”) to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are unsecured and fully and unconditionally guaranteed by the Operating Partnership (the “Guarantee”). The offering of the Notes closed on June 15, 2026.

The Subscription Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, each of the Issuer and the Operating Partnership has agreed to indemnify the Managers against certain liabilities on customary terms. Some of the Managers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings, including but not limited to commercial lending services, in the ordinary course of business with the Operating Partnership, its direct or indirect subsidiaries or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The Notes were issued subject to, and with the benefit of, a fiscal agency agreement, dated June 15, 2026 (the “Fiscal Agency Agreement”), by and among the Issuer, the Operating Partnership, The Bank of New York Mellon, London Branch in its capacity as fiscal agent, and The Bank of New York Mellon SA/NV, Dublin Branch in its capacity as transfer agent and registrar.

The Notes have not been, and will not be, registered under the Securities Act or applicable state or other securities laws and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K is not, and should not be construed as, an offering of the Notes.

The Notes were issued by the Issuer with the benefit of the full Guarantee by the Operating Partnership. The Notes bear interest at a rate of 3.650% per annum and mature on June 15, 2031. Interest is payable annually in arrears on June 15 of each year, beginning June 15, 2027 (each, an “Interest Payment Date”). Interest will be paid to the holders shown on the register of noteholders at the close of business the fifteenth calendar day before the related Interest Payment Date.

The Issuer may, at its option, redeem the Notes in whole at any time or in part from time to time on not less than 15 and not more than 60 days’ prior written notice to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Fiscal Agency Agreement (unless the Notes are redeemed on or after May 15, 2031, in which case no “make-whole” premium will be payable).

The Fiscal Agency Agreement provides for customary events of default, including, among other things, nonpayment, failure to comply with the covenants in the Fiscal Agency Agreement (including the Guarantee) for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The foregoing descriptions are qualified in their entirety by the Fiscal Agency Agreement (including the Guarantee included therein and the form of Notes attached thereto) which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein. The Form of Notes is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1	Fiscal Agency Agreement dated June 15, 2026, by and among Simon Global Development B.V., Simon Property Group, L.P., The Bank of New York Mellon, London Branch and The Bank of New York Mellon SA/NV, Dublin Branch.

Exhibit 4.2	Form of €500,000,000 aggregate principal amount of 3.650% Guaranteed Notes due 2031 (including the Terms and Conditions and Guarantee attached thereto) (included in Exhibit 4.1 hereto).

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2026

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., its sole General Partner

	By:	/s/ Brian J. McDade
Brian J. McDade
Executive Vice President and Chief Financial Officer